EXHIBIT 4


                                                                  EXECUTION COPY


                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
                      (DEVELOP GOOD INTERNATIONAL LIMITED)

            AMENDED AND RESTATED STOCK PURCHASE AGREEMENT dated December 28, 2007 (the "AGREEMENT"), by and among China Mobile Media Technology Inc., a Nevada corporation (the "COMPANY"), Develop Good International Limited, a British Virgin Islands corporation (the "SELLER"), and Abax Lotus Limited (the "BUYER").

            WHEREAS, pursuant to that certain Stock Purchase Agreement dated October 26, 2007 (the "PRIOR AGREEMENT"), the Seller transferred to Buyer an aggregate of 1,500,000 shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company on the terms and conditions stated in the Prior Agreement;

            WHEREAS, the parties to the Prior Agreement hereby express their intent to amend and restate the terms and conditions of the Prior Agreement in their entirety; and

            WHEREAS, the Company, in consideration of the Buyer's proposed purchase of the Company's warrants and of the Buyer's proposed purchase of USD-settled guaranteed senior notes to be issued by the Company's wholly owned subsidiary, Magical Insight Investments Limited, and in order to induce the Buyer to amend and restate the Prior Agreement, makes the representations and warranties in Article 4 hereof.

            NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

            When used herein, the terms set forth below have the meanings indicated or referenced below. In this agreement, use of the singular or the plural includes both the singular and the plural unless the context clearly indicates that only the singular or only the plural is intended.

            "AGREEMENT" has the meaning set forth in the Preamble.

            "BUSINESS DAY" means neither a Saturday, a Sunday nor a legal holiday on which banks are authorized or required to be closed in Hong Kong.

            "BUYER" has the meaning set forth in the Preamble.

            "CLOSING PRICE" of the Common Stock on any date means the last sale price per share of Common Stock on the Trading Market on the applicable day, or if no sale occurred on such day, the mean between the closing "bid" and "asked" prices on such day.




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            "COMMON STOCK" has the meaning set forth in the Recitals.

            "COMPANY" has the meaning set forth in the Preamble.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "INITIAL PAYMENT" means US$1,800,000.

            "LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designated to secure the repayment of indebtedness, or other equitable or adverse claim or restriction whether arising by agreement or under any statute or law, or otherwise.

            "PERSON" means an individual, a corporation, a partnership (including, a limited partnership), a limited liability company, a joint venture, an association, a joint stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

            "PRIOR AGREEMENT" has the meaning set forth in the Recitals.

            "PURCHASE PRICE" means the sum of the Initial Payment and any amounts payable from Buyer to Seller pursuant to Section 2.5.

            "REFERENCE PRICE" per share of Common Stock for a calendar month shall mean the lower of (i) the Closing Price for the Common Stock quoted on the Trading Market on the last Trading Day of such calendar month, and (ii) the VWAP for five consecutive Trading Days immediately preceding the end of such calendar month; provided that, in no event shall the Reference Price be deemed to be less than US$1.20 (as may be proportionally adjusted for stock splits, combinations, recapitalizations and the like).

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SELLER" has the meaning set forth in the Preamble.

            "SHARES" means 1,500,000 shares of Common Stock to be transferred by Seller to Buyer pursuant to the terms and conditions of this Agreement.

            "SUBSEQUENT CLOSING" and each "SUBSEQUENT CLOSING DATE" shall occur on a monthly basis on the last Business Day for each of the 24 calendar months following the date of this Agreement.

            "TRADING DAY" shall mean (x) if the Common Stock is quoted on the Nasdaq National Market, a day on which trades may be made thereon, (y) if the Common Stock is listed or admitted for trading on the American Stock Exchange or New York Stock Exchange, a day on which trades may be made on such exchange or
(z) if the Common Stock is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in


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the State of New York are authorized or obligated by law or executive order to close.

            "TRADING MARKET" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board.

            "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. through its "Volume at Price" functions (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; or (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and lowest closing ask price of any of the market makers for such security as reported, and in each of the foregoing clauses ignoring any block trade (which for purposes of this definition means any transfer of more than 100,000 shares). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Buyer and the Seller.

                          ARTICLE 2 - PURCHASE AND SALE

            Section 2.1 Purchase and Sale of Shares. On the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties contained herein, (i) Seller shall sell, convey, transfer and deliver to the Buyer the Shares, and (ii) the Buyer shall purchase the Shares from the Seller.

            Section 2.2 Purchase Price. The Buyer shall pay to the Seller the Purchase Price for the purchase of the Shares at the times further provided in
Section 2.4 and Section 2.5. Each portion of the Purchase Price shall be paid to the Seller by wire transfer or certified check.

            Section 2.3 Closing. The initial closing of the transactions provided for herein (the "INITIAL CLOSING") will take place at the offices of the Buyer at 10:00 A.M. (Hong Kong time) on October 26, 2007 (the "INITIAL CLOSING DATE") or at such other place, time and date as may be agreed upon by Buyer and the Seller, subject to the representations and warranties made by the parties hereto being true and accurate as of such date.



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            Section 2.4 Transactions on the Initial Closing Date. At the Initial
Closing, the following deliveries shall take place contemporaneously, and none shall be deemed to occur until all have occurred:

                  (a) Seller will deliver to Buyer share certificates, in form suitable for transfer, registered in the name of Seller, evidencing the Shares to be transferred according to the terms hereof, endorsed in blank or with an executed blank stock transfer power attached, and with any necessary stock transfer tax stamps attached thereto; and

                  (b) Seller will deliver to Buyer a copy of the register of charges of the Seller dated a date reasonably near to the Closing Date, listing all effective charges and mortgages which name the Seller as the debtor, together with copies of such charges and mortgages;

                  (c) [Seller will deliver to Buyer the opinion of Appleby Hunter Bailhache, as to matters of BVI law, dated the Initial Closing Date, in the form reasonably acceptable to the Buyer;]

                  (d) [Seller will deliver to Buyer the opinion of Loeb & Loeb LLP, as to matters of United States federal and New York law, dated the Initial Closing Date, in the form reasonably acceptable to the Buyer;] and

                  (e) Buyer will deliver to Seller the Initial Payment in payment of the Purchase Price, subject to adjustment as provided in Section 2.5.

            Section 2.5 Transactions on each Subsequent Closing Date.

            On the second Business Day following each Subsequent Closing Date, the Buyer shall pay to the Seller in cash in immediately available funds an amount per Share equal to the positive difference between (x) the Reference Price for such Subsequent Closing Date and (y) the Reference Price for the prior calendar month; provided that in no event shall Buyer pay more in aggregate than US$.40 per Share (as may be proportionally adjusted for stock splits, combinations, recapitalizations and the like), at which time the Purchase Price shall be deemed to have been paid in full satisfaction of the Shares and the Buyer shall have no further obligation to make any payment in respect of the Shares.

            Section 2.6 Termination. Anything contained in this Agreement other than in this Section 2.6 to the contrary notwithstanding, this Agreement may be terminated in writing at any time on or prior to the Initial Closing:

                  (a) by Buyer, if Seller, or any other Person that proposes to sell to Buyer contemporaneously herewith any other Common Stock, breaches any of its representations, warranties or obligations hereunder (or under any other agreement with Buyer, in the case of any such other Person) and such breach has not been cured or waived and Seller (or such other Person) has not provided reasonable assurance that such breach will be cured on or before the Initial Closing Date; or



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                  (b)   by the Seller, if Buyer breaches any of its
representations, warranties or obligations hereunder and such breach has not been cured or waived and Buyer has not provided reasonable assurance that such breach will be cured on or before the Initial Closing Date.

            ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE SELLER

            The Seller represents and warrants to the Buyer as of the date hereof and as of the Initial Closing Date as follows:

            Section 3.1 Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or business prospects of Seller.

            Section 3.2 Authority of the Seller. The Seller has full power and authority to enter into this Agreement and to perform the Seller's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

            Section 3.3 No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law applicable to the Seller, (ii) violate any statute, law, ordinance, rule or regulation of any governmental authority having jurisdiction over the Seller or any of its assets, or any judgment, order, writ, decree or injunction applicable to the Seller or any of the Seller's properties or assets, the violation of which would have a material adverse effect upon the Seller's ability to consummate the transactions contemplated hereby, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of the Seller's properties or assets may be bound which would have a material adverse effect upon the Seller.

            Section 3.4 Ownership of the Shares.

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                  (a)   The Seller is the record and beneficial owner of the
Shares. The Seller has good and clear title to the Shares and, upon the transfer of the Shares on the Initial Closing Date in accordance with this Agreement, the Buyer will receive good and valid title to the Shares, free and clear of all Liens other than restrictions on transfer imposed by the Securities Act and applicable state securities or "Blue Sky" laws.

                  (b) There are no options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase or sale of any of the Shares by any Person other than the Buyer pursuant hereto, nor any arrangements that require or permit the Shares to be voted by or at the discretion of anyone other than the Seller.

            Section 3.5 Not a "U.S. Person". The Seller is not a "U.S. Person" as defined in Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any United States jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act. At the time this transaction was originated, the Seller was outside the United States.

            Section 3.6 Intent. The Seller is selling the Shares solely for the Seller's own account and not for the account or benefit of any U.S. person.

            Section 3.7 Exempt from Registration. The sale of the Shares hereunder is exempt from registration under the Securities Act.

            Section 3.8 Information. In the course of discussions relating to this Agreement and the transaction contemplated hereby, Seller has not conveyed to Buyer any material non-public information in respect of the Company or the Company's business, operations, pending transactions, financial condition, results of operations, or prospects.

            ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      In order to induce the Buyer to purchase the Shares, the Company represents and warrants to the Buyer as of the date hereof and as of the Initial Closing Date as follows:

            Section 4.1 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to
Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC REPORTS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements



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therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

             ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer represents and warrants to the Seller on the date hereof and as of the Initial Closing Date as follows:

            Section 5.1 Authority. The Buyer has full power and authority to enter into this Agreement and to perform the Buyer's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and legally binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

            Section 5.2 No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law applicable to the Buyer, or (ii) violate any statute, law, ordinance, rule or regulation of any governmental authority having jurisdiction over the Buyer or any of its assets, or any judgment, order, writ, decree or injunction applicable to the Buyer or any of his properties or assets, the violation of which would have a material adverse effect upon the Buyer.

            Section 5.3 Investment Representations.

                  (a) Intent. The Buyer is purchasing the Shares for the Buyer's own account and not for the account or benefit of any U.S. person, and not with a view towards the distribution or dissemination thereof.

                  (b) Independent Investigation. The Buyer, in making the decision to purchase the Shares has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from


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the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Buyer is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company's officers and directors concerning the Company and the Shares and has had full access to such other information concerning the Company as the Buyer has requested.

                  (c) Reliance on Representations and Warranties. The Buyer understands that the Shares are being offered and sold to the Buyer in reliance on specific provisions of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth in this Agreement in order to determine the applicability of such provisions.

                          ARTICLE 6 - OTHER AGREEMENTS

            Section 6.1 Resales. The Buyer agrees to resell the Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

            Section 6.2 Legends. Each certificate evidencing the Shares shall bear a legend substantially in the following form:

      BY PURCHASING OR ACCEPTING THIS SECURITY, THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER HEREOF THAT (A) THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION AND
      (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESTRICTIONS REFERRED TO IN (A) ABOVE.

            Section 6.3 Register of Transfer. The Company hereby agrees to refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, or pursuant to an exemption from registration based on a legal opinion to be issued by counsel to the transferor.

                            ARTICLE 7 - MISCELLANEOUS

            Section 7.1 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received if delivered personally, if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier


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guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three
(3) days after mailing, notices sent by facsimile shall be effective when the sender receives a receipt acknowledging delivery, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second Business Day after timely delivery to the courier or the day of actual delivery by the courier. Notices should be addressed to the address of the Buyer or the Seller, as applicable, indicated on the signature page hereto.

            Section 7.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors in interest and permitted assigns.

            Section 7.3 Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, including without limitation the Prior Agreement. No amendment or modification of the terms of this Agreement shall be binding or effective unless expressed in writing and signed by each party.

            Section 7.4 No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

            Section 7.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflicts of law.

            Section 7.6 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT.

            Section 7.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            Section 7.8 Construction. The article and section headings contained in this agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            Section 7.9 Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.




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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                  SELLER:
                                  -------

                                  DEVELOP GOOD INTERNATIONAL LIMITED

                                  /s/ Li Yan
                                  ------------------------------------
                                  Address:

                                  Facsimile No.:

                                  BUYER:
                                  ------

                                  ABAX LOTUS LTD.

                                  /s/ Yang Xiangdong
                                  ------------------------------------
                                  Address:
                                  c/o Abax  Global  Capital  (Hong Kong)
                                  Limited
                                  Suite  6708,  67/F  Two  International
                                  Finance Centre
                                  8 Finance Street
                                  Central, Hong Kong SAR

                                  Facsimile: +852 3602 1700


                                  COMPANY:
                                  --------

                                  CHINA MOBILE MEDIA TECHNOLOGY INC.

                                  /s/ Ma Qing
                                  ------------------------------------
                                  Address:
                                  9th Floor, Block C, Intell-Center
                                  No.18 Zhongguncun East Road
                                  Haidian District
                                  Beijing, China 100083
                                  Attention:  Chief Financial Officer

                                  Facsimile: +86 10 8260 1927